                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Bay Meadows Operating Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                           [BAY MEADOWS LETTERHEAD]

                                August 23, 1996


Dear Fellow Shareholder:

We are enclosing Releases regarding the combined financial results of Bay Meadows Operating Company ("BMOC") and California Jockey Club ("CJC") for the six months ended June 30, 1996 and the unsuccessful efforts to prevent BMOC from holding a Shareholders Meeting on August 30, 1996.

At the Annual Meeting of Shareholders of BMOC held on July 12, 1996, Greg S. Gunderson was elected a director of BMOC. Thereafter, BMOC's Board was expanded to six, and the duly elected directors are: Eugene F. Barsotti, Jr., Greg S. Gunderson, John C. Harris, F. Jack Liebau, Lee R. Tucker and Anthony J. Zidich.

We also want to remind you that your vote at the Special Meeting of Shareholders of BMOC on August 30, 1996 is important to us. If you have already returned the Special Meeting Proxy Card (white) previously sent to you, we want to thank you. If you have not yet done so, we urge you to complete, sign, date and return the Special Meeting Proxy Card (white) as soon as possible. If you attend the Special Meeting, you may vote your shares in person, even though you have previously signed and returned your Proxy.

Very truly yours,



/s/ F. Jack Liebau

F. JACK LIEBAU
President

NEWS RELEASE


For:    BAY MEADOWS OPERATING COMPANY/          For Release: Immediately
        CALIFORNIA JOCKEY CLUB

Contact: F. Jack Liebau
        (415) 573-4505


                   BAY MEADOWS/CALIFORNIA JOCKEY CLUB REPORT
                               SIX MONTHS RESULTS

        (SAN MATEO, CALIFORNIA) August 15, 1996--Bay Meadows Operating Company and California Jockey Club (AMEX Symbol: CJ) today reported results for the quarter and the six months ended June 30, 1996.

        Combined revenues for the first six months of 1996 were $29,579,000, compared to $17,054,000 a year ago. The companies reported a net income of $3,069,000, or $.53 per share, for the first six months of 1996 compared with $907,000, or $.16 per share, a year ago.

        On a combined basis, revenues for the second quarter for 1996 were $2,765,000 compared with $7,367,000 in the same period a year earlier. The Companies reported net loss of ($739,000), or ($.13) per share, for the second quarter of 1996 compared with income of $260,000, or $.05 per share, in the same period in 1995.

        "The comparative results of the first six months of 1996 with those of the prior year were favorably impacted by Bay Meadows having 33 more days of live racing in the first six months of 1996 than in 1995," said F. Jack Liebau, President of Bay Meadows Operating Company. "The second six months of 1996 will be adversely impacted by there being 26 less days of live racing than there were in 1995."

        California Jockey Club is an equity real estate investment trust whose principal asset is Bay Meadows Racecourse, located on the San Francisco Peninsula. Its shares are traded on a paired basis with Bay Meadows Operating Company, which operates Bay Meadows Racecourse. The shares of the two Companies trade on the AMEX under the name Bay Meadows and the Symbol CJ.

                                      ###

                           COMBINED OPERATING RESULTS

              Bay Meadows Operating Company/California Jockey Club


                                            For the Three Months Ended June 30,
                                            -----------------------------------
                                                   1996            1995
                                                -----------     -----------
Revenue                                         $2,765,000      $7,367,000
Net income (loss)                               $ (739,000)     $  260,000
Net income (loss) per paired share              $     (.13)     $      .05


                                             For the Six Months Ended June 30,
                                             ---------------------------------
                                                   1996            1995
                                                -----------     -----------
Revenue                                         $29,579,000     $17,054,000
Net income (loss)                                 3,069,000         907,000
Net income (loss) per paired share              $       .53     $       .16

                                  NEWS RELEASE

For: BAY MEADOWS OPERATING COMPANY              Release: Immediately

Contact: F. Jack Liebau
         (415) 573-4505

                  EFFORTS TO SILENCE BAY MEADOWS SHAREHOLDERS
                           ARE REJECTED BY THE COURTS

        (San Mateo, California) August 22, 1996 -- Bay Meadows Operating Company (AMEX Symbol: CJ) announced today that all legal efforts to prevent Bay Meadows' shareholders from meeting on August 30, 1996 have failed. Late yesterday, United States District Court Judge Vaughn Walker denied California Jockey Club's motion for expedited discovery. Cal Jockey had requested production of documents and the right to take a number of depositions before the August 30 shareholders meeting. Cal Jockey claimed it needed this expedited discovery to seek a preliminary injunction aimed at preventing the Bay Meadows shareholders' meeting.

        The Court's ruling followed last Friday's denial by San Mateo County Superior Court of a temporary restraining order, also aimed at preventing the Bay Meadows shareholders' meeting, sought by Property Resources, Inc. ("PRI"). PRI has entered into a contract with Cal Jockey for the purchase of 32 acres at the Bay Meadows Racecourse, which is the land on which the current stables are situated.

        In the wake of these favorable court decisions, Bay Meadows reaffirmed its intention to ask its shareholders to vote in favor of a resolution to maintain Bay Meadows' racing operations "in a way substantially similar to the manner in which it is presently conducted," and, in particular, to replace existing stables that may be lost with on-site or adjacent stalls.

        Cal Jockey owns the 175 acres of real estate on which Bay Meadows has, for over sixty years, conducted its racing meets. In 1995, Cal Jockey entered into a contract to sell almost half of that land to private developers, including the land on which Bay Meadows existing stables and training track are located. F. Jack Liebau, Bay Meadows President, stated:



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